EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 105 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of my opinion dated November 14, 2005, which was filed as Exhibit (i) to Post-Effective Amendment No. 102.

/s/ Christopher Sechler Christopher Sechler, Esq.

April 3, 2006 Boston, Massachusetts